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                                                                      EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)




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                                                                THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                      SEPTEMBER 30,
                                                             -------------------------         -------------------------
                                                               1999             1998             1999             1998
                                                             --------         --------         --------         --------
Earnings for basic earnings per share:
 Earnings from continuing operations                         $   67.4         $   73.1         $  158.4         $   65.7
  Loss from discontinued operations, net of taxes                  --             (1.6)            (1.0)            (1.6)
                                                             --------         --------         --------         --------
  Net earnings for basic earnings per share                  $   67.4         $   71.5         $  157.4         $   64.1
                                                             ========         ========         ========         ========


Earnings for diluted earnings per share
  Earnings from continuing operations                        $   67.4         $   73.1         $  158.4         $   65.7
   Loss from discontinued operations, net of taxes                 --             (1.6)            (1.0)            (1.6)
                                                             --------         --------         --------         --------
  Net earnings for diluted earnings per share                $   67.4         $   71.5         $  157.4         $   64.1
                                                             ========         ========         ========         ========

Average outstanding common shares for basic
   earnings per share                                            37.4             38.4             38.1             38.1

  Other potentially dilutive securities:
        -- common stock equivalents from assumed
        exercise of stock options                                 0.4              0.5              0.4              0.7
                                                             --------         --------         --------         --------
  Total for diluted earnings per share                           37.8             38.9             38.5             38.8
                                                             ========         ========         ========         ========

Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                    $   1.80         $   1.90         $   4.16         $   1.72
      Loss from discontinued operations, net of taxes              --            (0.04)           (0.03)           (0.04)
                                                             --------         --------         --------         --------
                                                             $   1.80         $   1.86         $   4.13         $   1.68
                                                             ========         ========         ========         ========

   Diluted
      Earnings from continuing operations                    $   1.78         $   1.88         $   4.12         $   1.69
      Loss from discontinued operations, net of taxes              --            (0.04)           (0.03)           (0.04)
                                                             --------         --------         --------         --------
                                                             $   1.78         $   1.84         $   4.09         $   1.65
                                                             ========         ========         ========         ========
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